UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2015

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As the result of certain secured parties exercising contractual rights with respect to a minority of the common stock of Kinder Morgan, Inc. (the “Corporation”) owned by funds advised by Highstar Capital LP (“Highstar”), such funds now own less than 2.5% of the Corporation’s common stock. By the terms of the shareholders agreement among the Corporation and certain other parties, Highstar no longer has the right to nominate a director to the Corporation’s board.

As such, Highstar’s nominee, Mr. Michael J. Miller, tendered his resignation from the Corporation’s board, effective as of December 11, 2015. Mr. Miller did not resign because of a disagreement with the Corporation on any matter relating to the Corporation’s operations, policies or practices.

As a result of the foregoing, the size of the Corporation’s board has decreased and the Corporation now has 15 directors.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: December 11, 2015	By:	/s/ David R. DeVeau
David R. DeVeau Vice President